UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                            FORM 8-K
                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): January 17, 2001


                         PRIDE COMPANIES, L.P.
        (Exact name of registrant as specified in its charter)



    Delaware                001-10473              75-2313597
(State or other      (Commission File Number)   (I.R.S. Employer
jurisdiction of                                Identification No.)
incorporation or
organization)



                    1209 North Fourth Street
                     Abilene, Texas   79601
      (Address of principal executive offices) (Zip Code)




Registrant's telephone number, including area code:  (915) 677-5444

Item 3.  Bankruptcy or Receivership.

     On January 17, 2001, Pride Companies, L.P. (the "Partnership") filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the Northern District of Texas, Abilene Division. Subject to the approval of the Bankruptcy Court, the Partnership will operate as a debtor-in-possession, which will enable the Partnership to continue operations during the reorganization proceeding.

     On January 18, 2001, the Partnership issued a press release in respect of the foregoing. A copy of the press release is attached hereto as an exhibit and incorporated herein by reference.


Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits.

          99.1  Press Release dated January 18, 2001.

                           SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              PRIDE COMPANIES, L.P.

                              By:  Pride Refining, Inc.,
                                   Managing General Partner


                              By:  /s/ Brad Stephens
                                   Brad Stephens
                                   Chief Executive Officer



Date: January 18, 2001

                     Exhibit 99.1 to Form 8-K



                         FOR IMMEDIATE RELEASE                  1/18/01


                    PRIDE COMPANIES, L.P. ANNOUNCES
                     CHAPTER 11 BANKRUPTCY FILING


     ABILENE, TEXAS, January 18, 2001 -- Pride Refining, Inc., the managing general partner of Pride Companies, L.P. (OTC: PRDE), reported that Pride Companies, L.P. (the "Partnership) filed a Chapter 11 petition on January 17 in the United States Bankruptcy Court of the Northern District of Texas, Abilene Division, seeking relief from, among other things, a claim filed in New York state court by Varde Partners, Inc. ("Varde") for a $17.5 million "transaction fee." Varde is a Minnesota "investment fund that generally invests in non-investment-grade securities." Varde acquired the Partnership's debt from Nationsbank in December 1997.

     It is the Partnership's position that it does not owe the $17.5 million claimed by Varde, and the Partnership believes that the claim is not authorized by the credit agreements between the parties.

     The Partnership will immediately request Bankruptcy Court approval to pay its necessary on-going suppliers and trade creditors their pre-petition claims. Further, it is anticipated that the Partnership will continue under its current management both during the pendency of the reorganization and following its completion.

     The Partnership intends that its customers, suppliers, and trade partners will not see any change in its operations. It is anticipated that business will be conducted during normal hours at all existing locations with no employee layoffs planned.

     The Partnership's goal is to emerge from the proceeding as a stronger, healthier company ready to grow with the area.

     Statements regarding the Partnership's ability to complete its reorganization or its ability to sustain current operations during the pendency of the reorganization, including its ability to maintain its relationships with customers, suppliers and creditors, and other statements that are not historical facts contained in this release are forward-looking statements that involve certain risks, uncertainties and assumptions. These include, but are not limited to, the results of bankruptcy proceedings, the Partnership's litigation with Varde, other court decisions and actions, the negotiating positions of various constituencies, the results of negotiations, as well as market and other factors detailed in the Partnership's Securities and Exchange Commission filings. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

     The Partnership, headquartered in Abilene, Texas, is a Delaware limited partnership and it owns and operates a common carrier products pipeline system and three products terminals in Abilene, Texas, San Angelo, Texas and Aledo, Texas, which are used to market conventional gasoline, low sulfur diesel fuel, and military aviation fuel.

Safe Harbor Statement: Certain information included in this release contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995 ("Reform Act"). Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the actual results and performance of the Partnership to differ materially from any expected future results or performance, expressed or implied, by the forward-looking statements. In connection with the safe harbor provisions of the Reform Act, the Partnership has identified important factors that could cause actual results to differ materially from such expectations, including operating uncertainty, acquisition uncertainty, uncertainties relating to geothermal resources, uncertainties relating to domestic and international economic and political conditions and uncertainties regarding the impact of regulations, changes in government policy and competition. Reference is made to all of the Partnership's SEC filings, including the Partnership's 10-K for the year ended December 31, 1999 and its 10-Q for the quarter ending September 30, 2000, which is incorporated herein by reference, for a description of such factors. The Partnership assumes no responsibility to update forward-looking information contained herein.